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                                                                     EXHIBIT 3.8



                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         BILTMORE SURGERY CENTER, INC.


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                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                   ------------------------------------------


     The Biltmore Surgery Center, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

     FIRST: Article FIRST of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set fort below:

     "FIRST: The name of the corporation is Biltmore Surgery Center Holdings, Inc. "(hereinafter the "Corporation")."

     SECOND: The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 31st day of October, 1999.

                                   Biltmore Surgery Center, Inc.



                                   By: /s/ Frank A. Coyle
                                      ------------------------
                                       Name:  Frank A. Coyle
                                       Title: Secretary